Exhibit 21
SUBSIDIARIES OF GARDNER DENVER, INC.
Gardner Denver’s principal subsidiaries as of December 31, 2005 are listed below. All other subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

JURISDICTION OF
LEGAL NAME	INCORPORATION

Air-Relief, Inc.	Kentucky
Allen-Stuart Equipment Company, Inc. (dba ASECO)	Texas
Emco Wheaton USA, Inc.	Texas
Gardner Denver Holdings Inc.	Delaware
Gardner Denver International, Inc.	Delaware
Gardner Denver Nash LLC	Delaware
Gardner Denver Thomas, Inc.	Delaware
Gardner Denver Water Jetting Systems, Inc.	Texas
Rietschle Thomas Hanover, Inc.	Delaware
Thomas-Oberdorfer Pumps, Inc.	Delaware
TCM Investments, Inc. (dba Gardner Denver Petroleum Pumps)	Oklahoma
Thomas Industries Inc.	Delaware
Gardner Denver Elmo Technology Austria GmbH	Austria
Rietschle Thomas GmbH	Austria
Gardner Denver Australia Pty Ltd.	Australia
Gardner Denver Nash Australia Pty Ltd.	Australia
Rietschle Australia Pty. Ltd.	Australia
Rietschle Thomas Australia Pty. Ltd.	Australia
Gardner Denver Belgium NV	Belgium
Belliss & Morcom Brasil Ltda.	Brazil
Gardner Denver Nash Brasil Industria e Comercio de Bombas Ltda.	Brazil
Rietschle Thomas Brasil Ltda.	Brazil
Emco Wheaton Corp.	Canada
Gardner Denver Machinery (Shanghai) Co., Ltd.	China
nash— elmo Industries China Ltd.	China
Rietschle Thomas Pneumatic Systems (Wuxi) Co., Ltd.	China
Rietschle Thomas Trading (Shanghai) Co. Ltd.	China
Rietschle Thomas Czech Republic, s.r.o	Czech Republic
Rietschle Thomas Denmark A/ S	Denmark
GD Investment Ky	Finland
Gardner Denver Oy	Finland
Tamrotor Kompressorit Oy (own 51)%	Finland
Gardner Denver Elmo France SARL	France
Gardner Denver France SA	France
Gardner Denver Industries SA	France
Gardner Denver SA	France
Rietschle Thomas France S.A.S	France
TI France S.A.S	France
Emco Wheaton GmbH	Germany
Gardner Denver (Deutschland) GmbH	Germany
Gardner Denver Elmo Technology GmbH	Germany
Gardner Denver Holdings GmbH & Co. KG	Germany
Gardner Denver Holdings Verwaltungs GmbH	Germany
Gardner Denver Industries GmbH	Germany
Gardner Denver Kompressoren GmbH	Germany
Gardner Denver Münster GmbH	Germany
Gardner Denver Nash Deutschland GmbH	Germany
Gardner Denver Wittig GmbH	Germany
Rietschle Thomas Memmingen GmbH	Germany
Rietschle Thomas Puchheim GmbH	Germany
Rietschle Thomas Schopfheim GmbH	Germany
TIWR Holdings GmbH & Co. KG	Germany

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JURISDICTION OF
LEGAL NAME	INCORPORATION

TIWR Verwaltungs GmbH	Germany
Rietschle Thomas Asia Pacific Limited	Germany
Rietschle Thomas Hungaria Kft.	Hong Kong
Rietschle Thomas Ireland, Ltd.	Hungary
Bottarini S.p.A.	Ireland
Gardner Denver Elmo Italy S.r.l	Italy
Gardner Denver Italia S.r.l	Italy
Rietschle Thomas Italia S.p.A.	Italy
Gardner Denver Elmo Japan Ltd.	Italy
Rietschle Thomas Japan, Ltd.	Japan
Gardner Denver Malaysia Sdn Bhd	Japan
Gardner Denver Nash Benelux B.V	Malaysia
Gardner Denver Nederland B.V	Netherlands
Rietschle Thomas Netherlands B.V	Netherlands
TIWR Netherlands Holdings C.V.	Netherlands
Rietschle Thomas New Zealand, Ltd.	Netherlands
Tamrotor Marine Compressor AS (own 9)%	New Zealand
Gardner Denver Polska Sp. z.o.o	Norway
Gardner Denver Nash Singapore Pte. Ltd.	Poland
Rietschle Thomas Slovakia s.r.o	Singapore
Gardner Denver Nash Korea Ltd.	Slovakia
Rietschle Thomas Korea Co. Ltd.	South Korea
Gardner Denver Iberica, S.L	South Korea
Gardner Denver Nash Scandinavia A.B	Spain
Motala Verstad AB (own 9.6)%	Sweden
Rietschle Thomas AB	Sweden
Gardner Denver Elmo Technology Switzerland GmbH	Sweden
Rietschle Thomas Schweiz AG	Switzerland
Da More, Inc.	Switzerland
Rietschle Thomas Taiwan Co. Ltd.	Taiwan
Bellis & Morcom Limited	Taiwan
Emco Wheaton U.K. Ltd.	United Kingdom
Gardner Denver Drum Ltd.	United Kingdom
Gardner Denver Hoffman, Ltd.	United Kingdom
Gardner Denver Industries Ltd.	United Kingdom
Gardner Denver International Ltd	United Kingdom
Gardner Denver Ltd.	United Kingdom
Gardner Denver Nash U.K. Ltd.	United Kingdom
Gardner Denver UK Ltd.	United Kingdom
GD First (UK) Ltd.	United Kingdom
Hamworthy Bellis & Morcom Limited	United Kingdom
Hoffman Air & Filtration Systems	United Kingdom
Rietschle Thomas UK Ltd.	United Kingdom
Rietschle (UK) Ltd.	United Kingdom
TIWR U.K. Ltd.	United Kingdom
Webster Drives Ltd.	United Kingdom

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